PERPETUAL INDUSTRIES INC.
2014 STOCK OPTION PLAN

SECTION 1. PURPOSES AND CERTAIN OTHER GENERAL PLAN INFORMATION

1.1  Purposes of Plan. The purposes of this 2014 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to certain individuals providing services to the Company and its Subsidiaries, and to promote the success of the Company's business and thereby enhance long-term shareholder value.

1.2  Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval, if any, by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated as permitted herein.

1.3  The Plan may be updated or otherwise modified by the powers of the Administrator as laid out in Section 4 and elsewhere in the Plan, or by action of the Board, and any changes hereto shall be approved by shareholder vote if and as required by the governing Bylaws of the Company or by applicable legislation.

1.4  The Plan is not subject to any provisions of the Early Retirement Income Security Act of 1974 (“ERISA”).

1.5  To obtain additional information about the Plan and its Administrator, Optionees may contact the Company by telephone at 403-214-4321, by email at info@perpetualindustries.com, by fax at 403-770-8122, or by post at 5-8720 Macleod Trail South, #110, Calgary, Alberta, Canada T2H 0M4.

1.6  This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

SECTION 2. DEFINITIONS

2.1  As used herein, the following definitions shall apply:

"Administrator" means the Board or any of its Committees appointed as permitted under this Plan.

"Applicable Laws" means the legal requirements, if any, relating to stock option plans, pursuant to U.S. state corporate laws, U.S. federal and state securities laws, the IRS Code and the rules of any applicable Stock Exchange. “Applicable Laws” includes, without limitation, Regulation T promulgated by the Federal Reserve Board and captioned “Credit by Brokers and Dealers,” Exchange Act Section 16, Rule 16b-3, and in general the IRS Code, the Exchange Act and the Securities Act.

“Articles of Incorporation” means the Articles of Incorporation as amended from time to time and made publicly available on the SEC’s EDGAR website and the State of Nevada’s Silverflume website.

"Award" means the grant of an Option to an Employee or Consultant.

"Award Agreement" means a written agreement between the Company and an Optionee relating to an Award under the Plan.

"Board" means the Board of Directors of the Company, elected and sitting according to the governing Bylaws of the Company.

“Bylaws” means the governing Bylaws of the Company as amended from time to time and made publicly available on the SEC’s EDGAR website.

"Cause" means willful misconduct with respect to, or that is harmful to, the Company or any of its affiliates including, without limitation, dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets or other misconduct (including, without limitation, conviction for a felony), in each case as reasonably determined by the Administrator.

"Change in Control" means any of the following:

•

The acquisition of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities by any person or group of persons except one or a combination of the holders, as of the date of the respective Award Agreement, of voting capital stock of the Company;

•

A consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's outstanding capital stock are converted into cash, securities or other property, other than a consolidation or merger of the Company in which the Company's shareholders immediately prior to the consolidation or merger have the same proportionate ownership of voting capital stock of the surviving corporation immediately after the consolidation or merger;

•

The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

•

In the event that the shares of voting capital stock of the Company are traded on an established securities market: a public announcement that any person has acquired or has the right to acquire beneficial ownership of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, and for this purpose the terms "person" and "beneficial ownership" shall have the meanings provided in Exchange Act Section 13(d) captioned “Determination of Beneficial Ownership” or related rules promulgated by the Securities and Exchange Commission; or the commencement of or public announcement of an intention to make a tender offer or exchange offer for securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities.

"Committee" means a committee of Directors designated by the Board to administer the Plan.

"Common Stock" means the Common Stock of the Company.

"Company" means Perpetual Industries Inc., a Nevada corporation.

"Consultant" means any person, including a provider of professional services, an advisor, an advisory board member, or a director, who is engaged by the Company or any Parent or Subsidiary to render services, or any person employed by or contracted to an entity thus engaged.

"Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of:

(i)

sick leave;

(ii)

military leave;

(iii)

any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or

(iv)

transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors.

For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

"Disability" means permanent and total disability as defined in IRS Code Section 22(e)(3) captioned “Permanent and total disability defined.”

"Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked, or such other considerable contributions as shall be determined by the Administrator in its discretion, subject to any requirements of the IRS Code. The mere payment of a director’s fee by the Company to a director shall not be sufficient to constitute “employment" of such director by the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

“Exchange Act Section 16” means Section 16 of the Exchange Act of 1934 captioned “Directors, Officers, and Principal Stockholders.”

"Fair Market Value" means, as of any date, the fair market value of Common Stock determined as follows:

•

Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on OTC Markets or such other system or exchange, or such other source as the Administrator deems reliable;

•

If the Common Stock is quoted but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as quoted in such source as the Administrator deems reliable; or

•

In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

"Good Reason" means the occurrence of any of the following events or conditions without the Optionee's consent:

•

a change in the Optionee's status, title, position or responsibilities (including reporting responsibilities) that, in the Optionee’s reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto;

•

a significant reduction in the Optionee’s annual base salary that is not part of a Company-wide reduction of salaries;

•

the Company's requiring the Optionee to be based at anyplace outside a 50-mile radius of his or her place of employment prior to a Change in Control, except for reasonably required travel on the Company’s business that is not materially greater than such travel requirements prior to the Change in Control; or

•

the Company's failure to

(i)

continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Optionee was participating at the time of change in Control, including, but not limited to, the Plan, or

(ii)

provide the Optionee with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater).

"IRS Code" means the Internal Revenue Code of 1986, as amended.

"Option" means a stock option granted pursuant to the Plan.

"Option Agreement" means a written option agreement between the Company and an Optionee.

"Optioned Stock" means the Common Stock subject to an Option.

"Optionee" means an Employee or Consultant who receives an Option.

"Parent" means a "parent corporation", whether now or hereafter existing, as defined in IRS Code Section 424(e) captioned “Parent corporation,” or any successor provision.

"Plan" means this 2014 Stock Option Plan.

"Reporting Person" means an officer, director, or greater than ten percent (10%) shareholder of the Company within the meaning of Rule 16a-2 captioned “Persons and Transactions Subject to Section 16” under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 captioned “Reporting Transactions and Holdings” under the Exchange Act.

"Rule 16b-3" means Exchange Act Rule 16b-3 captioned “Transactions Between an Issuer and its Officers and Directors,” as the same may be amended from time to time, or any successor provision. Rule 16b-3 lists the conditions that must be met for a transaction to be exempt from Exchange Act Section 16(b) captioned “Profits from purchase and sale of security within six months.”

"Securities Act" means the Securities Act of 1933, as amended.

"Share" means a share of the Common Stock, as may be adjusted as Permitted under the Plan.

“Stock Certificate” means a physical stock certificate or a book-based equivalent thereof.

"Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time, and this meaning includes OTC Markets.

"Subsidiary” means a "subsidiary corporation," whether now or hereafter-existing, as defined in IRS Code Section 424(f) captioned “Subsidiary corporation,” or any successor provision.

SECTION 3. STOCK SUBJECT TO THE PLAN

3.1 The shares may be Common Stock that has been authorized but unissued, or Common Stock that has been reacquired. If an Award should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any shares of Common Stock which are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan. Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

3.2  Awards of Options. The maximum aggregate number of shares that may be optioned and sold under the Plan is 15% of the Company’s issued and outstanding Common Stock, calculated at the time of each award hereunder, such maximum aggregate number being subject to adjustment as provided in the Plan and subject to the provisions of IRS Code Section 424 captioned “Definitions and special rules” or any successor provision. As of the date of this Plan (September 12, 2014), 15% of issued and outstanding (33,364,500) is 5,004,675 shares. Provided the foregoing maximum aggregate percentage is not exceeded, there are no limits on the number of shares that may be optioned and sold to any one Optionee under the Plan.

SECTION 4. ADMINISTRATION OF THE PLAN

4.1  Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(a)

to determine the Fair Market Value of the Common Stock, in accordance with the provisions of the Plan;

(b)

to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;

(c)

to determine whether and to what extent Awards are granted hereunder;

(d)

to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

(e)

to approve forms of agreement for use under the Plan;

(f)

to construe and interpret the terms of the Plan and Awards granted under the Plan;

(g)

to determine whether and under what circumstances an Award may be settled in Common Stock or other consideration instead of cash; and

(h)

to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

4.2  Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

SECTION 5. ELIGIBILITY FOR AWARDS

5.1  Recipients of Awards. Stock Options may be granted to, upon selection by the Administrator, Employees and Consultants. An Employee or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

5.2  Upon the grant of an Award, Optionee may be required to review and acknowledge the Company’s Insider and Affiliates Trading Policy, a notice of Optionee’s potential tax liability, and/or such other documents as may be presented at the discretion of the Administrator.

SECTION 6. AWARDS OF OPTIONS

6.1  Term, Price and Quantity of Option. The term, per share exercise price for the Shares to be issued pursuant to exercise of an Option, and number of shares that the Optionee can purchase under an Option, shall be the term, price, and quantity stated in the Optionee’s Option Agreement. The quantity of any Option Award shall be a multiple of 1000 shares.

6.2  Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of:

(a)

cash or check,

(b)

cancellation of indebtedness of the Company to Optionee,

(c)

promissory note (subject to approval by the Company),

(d)

surrender of other Shares that:

(i)

have been owned by Optionee for more than six (6) months on the date of surrender or such other period as may be required to avoid charge to the Company's earnings, and

(ii)

have a Fair Market Value on the date of surrender equal to the aggregate exercise price of Shares to be purchased by Optionee as to which such Option shall be exercised,

(e)

if there is a public market for the Shares and they are registered under the Securities Act, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the aggregate exercise price and any applicable income or employment taxes,

(f)

any combination of the foregoing methods of payment, or

(g)

such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company or result in the recognition of compensation expense (or additional compensation expense) for financial reporting purposes.

6.3  Procedure for Exercise; Rights as a Shareholder.

(a)

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised.

(b)

An Option may not be exercised for any number of shares that is not divisible by 1,000 shares.

(c)

Full payment may, as authorized by the Administrator, consist of any consideration and method of payment as described above.

(d)

Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Stock Certificate evidencing such Shares, no right to vote or receive dividends or any other rights as shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.

(e)

The Company shall issue (or cause to be issued) such Stock Certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Certificate is issued, except as provided in Section 8 below, captioned “Adjustments Upon Changes in Capitalization; Corporate Transactions.” The Company shall issue a statement to the Optionee indicating the remaining available Option quantity under the Optionee’s Award Agreement.

(f)

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.4  Exercise After Termination of Employment or Consulting Relationship

(a)

Termination of Employment or Consulting Relationship. Except as otherwise provided herein, in the event of termination of Optionee’s Continuous Status as an Employee or Consultant with the Company, such Optionee may exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination, but only within three (3) months after the date of such termination, or such other longer period of time as is determined by the Administrator, provided that in no event may an Option be exercised later than the expiration date of the term of such Option as set forth in the Option Agreement. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this paragraph shall not apply if Optionee is a Consultant who becomes an Employee or vice versa; or, Optionee transfers employment or consultancy among the Company and its Subsidiaries or Consultants.

(b)

Disability of Optionee. Notwithstanding the provisions set forth above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of Optionee’s Disability, Optionee may, but only within twelve (12) months after the date of such termination, or such other longer period of time as is determined by the Administrator, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement, exercise the Option to the extent he or she is otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(c)

Death of Optionee. In the event of the death of a Optionee during the period of Continuous Status as an Employee or Consultant, or within thirty (30) days following the termination of Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within twelve (12) months after the date of death, or such other longer period of time as is determined by the Administrator, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was entitled to exercise the Option at the date of death or, if earlier, the date of termination of the Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee or the Optionee's estate (or, as applicable, heirs, personal representative, executor or administrator) does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(d)

If the Option shall be exercised in by any person other than the Optionee, evidence to the satisfaction of the Administrator of the right of such person to exercise the Option must be provided in advance.

6.5  Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required hereunder by the Administrator to qualify for the maximum exemption for Plan transactions.

6.6  Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to Optionee at the time that such offer is made.

6.7  Restrictions on Resale. The Administrator may impose restrictions on the resale of the securities purchased under the Plan. Such restrictions shall be enumerated in the Option Agreement or otherwise communicated in written form at the time of Award, for example through reference to the Company’s Insider and Affiliates Trading Policy. Various securities regulators at the state, provincial, or national level may also impose restrictions on resale, which may not be anticipated by the Company or communicated to the Optionee. Optionees should be prepared to be out of-pocket for the amount of the purchase price of the exercise transaction. Because the Fair Market Value varies over time, there is no guarantee of profit from re-sale of the shares. See also Section 9.3 below captioned “Conditions Upon Issuance of Shares.”

SECTION 7. TAX EFFECT ON OPTIONEE, AND STOCK
WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS

7.1  Tax Effect on Optionee.

(a)

Whereas this plan does not contemplate incentive stock options within the meaning of IRS Code Section 422 captioned “Incentive stock options,” all Options issued hereunder are by default nonqualified stock options, i.e., they are not qualified for the tax treatment accorded under IRS Code Section 401.

(b)

In the opinion of the Company, the Investment Company Act of 1940 is not applicable as the Company is primarily engaged in a business other than that of investing, reinvesting, owning, holding, or trading in securities.

(c)

In the opinion of the Company with regard to Securities Act Release No. 4790 (July 13, 1965), the Options governed by this Plan do not require registration; notwithstanding this, the Company may at its discretion register some or all of the Options governed by this Plan to be free trading.

(d)

The Plan should not be relied upon as professional legal or accounting advice of any kind. It may contain unintentional inaccuracies or omissions. Optionees are encouraged to seek independent professional counsel as appropriate. Potential tax liabilities should be examined on a case-by-case basis. Tax liabilities may be affected by the tax legislation of one or more state, provincial, or national jurisdictions under which the Company or the Optionee may be subject to taxation. Applicable tax rates and tax deductions depend on the Optionee’s particular circumstances. Subject to all of the foregoing caveats under this paragraph (d), Optionees are hereby informed by way of background that in general, stock options are not taxed when they are awarded, but rather when they are exercised, based on the number of shares exercised multiplied by the amount of the spread between the strike price (a.k.a. grant price) and the purchase price at time of exercise. The subsequent sale of shares obtained through stock options is also subject to tax effects. Optionees are personally responsible for paying any associated income tax, payroll tax, or other tax, except for any mandatory tax contributions that must be made by the Company.

(e)

Tax obligations and other aspects of Options may be affected by Exchange Act Section 16 and Rule 16b-3.

7.2  Withholding Tax. The Company may be required to withhold tax under certain circumstances, and Optionee may therefore be obligated to pay the Company or the tax authorities directly. When Optionee incurs tax liability in connection with an Award, which tax liability is subject to tax withholding under applicable tax laws (including, without limitation, income and payroll withholding taxes), and Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, Optionee may at the discretion of the Administrator satisfy the withholding tax obligation by one or some combination of the following methods:

(a)

by cash payment,

(b)

out of Optionee’s current compensation,

(c)

if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that:

(i)

have been owned by Optionee for more than six (6) months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and

(ii)

have a Fair Market Value on the date of surrender equal to (or less than, if other consideration is paid to the Company to satisfy the withholding obligation) Optionee's marginal tax rate times the ordinary income recognized, plus an amount equal to the Optionee's share of any applicable payroll withholding taxes, or

(d)

if permitted by the Administrator, in its discretion, by electing to have the Company withhold from the Shares to be issued upon exercise of the Award, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld.

For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company or result in the recognition of compensation expense (or additional compensation expense) for financial reporting purposes.

7.3  Reporting Persons. Any surrender by a Reporting Person of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Award must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required hereunder by the Administrator to qualify for the maximum exemption from Exchange Act Section 16 with respect to Plan transactions.

7.4  Form of Election. All elections by an Optionee to have Shares withheld to satisfy tax-withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following additional restrictions:

(a)

the election must be made on or prior to the applicable Tax Date;

(b)

once made, the election shall be irrevocable as to the particular Shares of the Award as to which the election is made;

(c)

if Optionee is a Reporting Person, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required hereunder by the Administrator to qualify for the maximum exemption from Exchange Act Section 16 with respect to Plan transactions; and

(d)

all elections  shall be subject to the consent or disapproval of the Administrator.

7.5  Deferral of Tax Date. In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under IRS Code Section 83 captioned “Property transferred in connection with performance of services” because no election is filed under IRS Code Section 83(b) captioned “Election to include in gross income in year of transfer,” Optionee shall receive the full number of Shares with respect to which the Award is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

7.6  Optionees who are taxable outside the United States. Any Optionee who is taxable in one or more jurisdictions outside the United States may be subject to similar or different tax withholdings requirements compared to those contemplated above. Such requirements shall be interpreted on a case-by-case basis by the Administrator, and the appropriate actions taken at the Administrator’s discretion in relation to such Optionee’s Award, Option exercise, and tax withholdings.

SECTION 8. ADJUSTMENTS UPON CHANGES IN
CAPITALIZATION; CORPORATE TRANSACTIONS

8.1  Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

8.2  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify Optionees at least fifteen (15) days prior to such proposed action. To the extent not previously exercised, Awards will terminate immediately prior to the consummation of such proposed action.

8.3  Change in Control Transactions. If the Administrator determines that, in connection with a Change in Control, an Option is to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent corporation, then the Administrator shall give notice of such determination to the Optionee and of the provisions of such assumption or replacement, and any adjustments made:

(a)

to the number and kind of shares subject to the outstanding Awards (or to the Options in substitution therefore),

(b)

to the exercise prices, and/or

(c)

to the terms and conditions of the Awards.

Any such determination shall be made in the sole discretion of the Administrator and shall be final, conclusive and binding on all Optionees. All unexercised Awards shall remain outstanding immediately following the consummation of the Change in Control, except to the extent assumed or replaced as described above.

8.4  Certain Distributions. In the event of any distribution to the Company's shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

SECTION 9. GENERAL

9.1  Non-Transferability of Options. Unless otherwise provided under the Option Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised or purchased during the lifetime of Optionee, only by Optionee.

9.2  Time of Granting Options. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

9.3  Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated hereunder, and the requirements of any Stock Exchange. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

9.4  Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, unless mutually agreed otherwise, which agreement must be in writing and signed by Optionee and the Company. In addition, to the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation, including the requirements of any Stock Exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

9.5  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

9.6  Information To Optionee. At the time of issuance of any securities under the Plan, the Company shall provide to Optionee a copy of the Plan and copy of Optionee’s Award Agreement and any other agreement(s) pursuant to which securities granted under the Plan are issued to Optionee.

9.7  Employment Relationship. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Optionee’s right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

9.8  Shareholder Approval. Should continuance of the Plan be subject to approval by the shareholders of the Company, such shareholder approval shall be obtained in such degree and manner and within such time as is required, under applicable state and federal law and the rules of any Stock Exchange upon which the Common Stock is listed and in accordance with the Company's Bylaws.

This Plan was adopted by the Board on September 12, 2014.